SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ACME CLEVELAND CORP.

          MARIO J. GABELLI
                                 7/08/96           20,000-           30.0000

          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 7/08/96          110,000-           30.0000

               THE GABELLI ASSET FUND
                                 7/08/96          129,000-           30.0000

               THE GABELLI ABC FUND
                                 7/08/96           50,000-           30.0000

          GAMCO INVESTORS, INC.
                                 7/08/96           23,000-           30.0000

          GABELLI ASSOCIATES LTD
                                 7/03/96           20,000-           30.0000

          GABELLI ASSOCIATES FUND
                                 7/03/96          265,400-           30.0000











(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.





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